EXHIBIT 99.1

Pike Corporation Reports Fiscal First Quarter 2015 Results

MOUNT AIRY, N.C., Nov. 10, 2014 (GLOBE NEWSWIRE) -- Pike Corporation (NYSE:PIKE), one of the nation's largest specialty construction and engineering firms serving the electric power industry, today reported fiscal first quarter 2015 results for the period ended September 30, 2014. Total revenue in the first quarter 2015 was $212.2 million, up 10% compared to $193.3 million in the year-ago period. In the first quarter 2015 the Company reported a net loss of $2.4 million or $0.07 per diluted share. Results included fees and expenses of $0.5 million (pre-tax) or $0.02 per diluted share, related to the merger agreement to take the Company private announced August 4, 2014. In the year-ago period the Company reported net income of $1.0 million or $0.03 per diluted share.

Core construction revenue in the first quarter 2015 totaled $160.8 million, up 4% compared to $154.1 million in the year-ago period. Core engineering revenue totaled $44.5 million in the first quarter 2015, up 25% compared to $35.6 million in the year-ago period. Total storm-related revenue in the first quarter 2015 was $6.9 million, compared to $3.6 million in the year-ago period.

Gross profit in the first fiscal quarter 2015 was negatively impacted by performance on two large, fixed price solar construction projects in California at our Klondyke business. These projects incurred numerous issues with labor availability and customer-related issues that caused continuous delays and cost overruns. These two projects started in July 2014 and should be completed in December 2014. The $8.5 million loss recorded during the first quarter includes a $2.3 million reserve for anticipated costs to complete the projects subsequent to September 30, 2014. Efforts continue to obtain contractual change orders or other remedies to reduce the Company's overall loss on these two projects but the amounts of any changes are not estimable at this time.

Conference Call

No conference call is scheduled to accompany this release.

About Pike Corporation

Pike Corporation is one of the nation's largest specialty construction and engineering firms serving over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will" and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company's actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (iv) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company's relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which was filed with the SEC on September 12, 2014, under the heading "Item 1A. Risk Factors." The forward-looking statements represent the Company's views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward looking statements.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company anticipates filing with the SEC a preliminary proxy statement and other documents relating to the proposed merger. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company's shareholders. Shareholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC from the Company's website, www.pike.com or by directing a request to: Pike Corporation, 100 Pike Way, PO 868, Mount Airy, NC 27030, Attn: Investor Relations.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed "participants" in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company's stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and in its definitive proxy statement filed with the SEC on Schedule 14A on September 17, 2013.

PIKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2014	2013

Revenues	$ 212,204	$ 193,307
Cost of operations	196,339	173,411

Gross profit	15,865	19,896
General and administrative expenses	17,380	17,408
Gain on sale of property and equipment	(48)	(315)

(Loss) income from operations	(1,467)	2,803
Other expense (income):
Interest expense	2,237	1,807
Other, net	56	(9)

Total other expense	2,293	1,798

(Loss) income before income taxes	(3,760)	1,005
Income tax (benefit) expense	(1,398)	46

Net (loss) income	$ (2,362)	$ 959

(Loss) earnings per share:
Basic	$ (0.07)	$ 0.03
Diluted	$ (0.07)	$ 0.03

Weighted average shares used in computing (loss) earnings per share:
Basic	31,962	31,753
Diluted	31,962	32,273

PIKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2014	June 30, 2014
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 24,658	$ 989
Accounts receivable, net	95,841	96,850
Costs and estimated earnings in excess of billings on uncompleted contracts	91,444	85,563
Inventories	13,442	12,373
Prepaid expenses and other	8,312	7,029
Deferred income taxes	10,222	10,304
Total current assets	243,919	213,108
Property and equipment, net	174,415	177,743
Goodwill	153,668	153,668
Other intangibles, net	65,645	67,463
Deferred loan costs, net	867	1,111
Other assets	3,199	3,059
Total assets	$ 641,713	$ 616,152

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 41,505	$ 34,961
Accrued compensation	28,631	26,697
Billings in excess of costs and estimated earnings on uncompleted contracts	7,024	6,007
Accrued expenses and other	11,560	10,269
Current portion of insurance and claim accruals	9,670	10,372
Revolving credit facility	215,500	--
Total current liabilities	313,890	88,306
Revolving credit facility	--	197,000
Insurance and claim accruals, net of current portion	4,117	4,720
Deferred compensation	7,622	7,415
Deferred income taxes	56,815	56,392
Other liabilities	3,674	3,625
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.001 per share; 100,000 authorized shares; no shares issued and outstanding	--	--
Common stock, par value $0.001 per share; 100,000 authorized shares; 32,066 and 31,939 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively	6,425	6,425
Additional paid-in capital	179,490	180,255
Accumulated other comprehensive loss, net of taxes	(91)	(119)
Retained earnings	69,771	72,133
Total shareholders' equity	255,595	258,694
Total liabilities and shareholders' equity	$ 641,713	$ 616,152

PIKE CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2014	2013
Construction
Core services	$ 161,603	$ 154,171
Less: Intersegment revenues	(784)	(112)

Core services, net	160,819	154,059
Storm restoration services	6,913	3,414

Revenues, net	167,732	157,473
(Loss) income from operations	(2,709)	1,314
Depreciation and amortization	7,849	8,686
Purchases of property and equipment	3,067	12,127

Engineering
Core services	$ 51,188	$ 48,972
Less: Intersegment revenues	(6,716)	(13,359)

Core services, net	44,472	35,613
Storm assessment and inspection services	--	221

Revenues, net	44,472	35,834
Income from operations	1,388	1,571
Depreciation and amortization	1,261	1,312
Purchases of property and equipment	1,120	124

Eliminations and Other Adjustments
Revenues	$ --	$ --
Loss from operations	(146)	(82)
Depreciation and amortization	--	--
Purchases of property and equipment	--	--

Total
Core services	$ 212,791	$ 203,143
Less: Intersegment revenues	(7,500)	(13,471)

Core services, net	205,291	189,672
Storm-related services	6,913	3,635

Revenues, net	212,204	193,307
(Loss) income from operations	(1,467)	2,803
Depreciation and amortization	9,110	9,998
Purchases of property and equipment	4,187	12,251

PIKE CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2014	2013
Construction Segment
Distribution and other	$ 124,403	$ 115,449
Transmission and substation	36,416	38,610

Core services, net	$ 160,819	$ 154,059
Storm restoration services	6,913	3,414

Revenues, net	$ 167,732	$ 157,473

Engineering Segment
Core services, net	$ 44,472	$ 35,613
Storm assessment and inspection services	--	221

Revenues, net	$ 44,472	$ 35,834

Consolidated
Core services, net	$ 205,291	$ 189,672
Storm-related services	6,913	3,635

Revenues, net	$ 212,204	$ 193,307
CONTACT: Investor Relations Contact:
         Frank Milano
         (336) 719-4622
         IR@pike.com